UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 4, 2004

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On November 4, 2004, The Children’s Place Retail Stores, Inc. (the “Company”) and certain of its subsidiaries entered into a Fourth Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) dated as of October 30, 2004 with certain financial institutions and Wells Fargo Retail Finance, LLC (“Wells Fargo”), as administrative agent, which expands and amends the Company’s senior secured credit facility. The Amended Loan Agreement provides for borrowings up to $130 million (including a sublimit for letters of credit of $100 million), subject to the amount of the Company’s eligible inventory and accounts receivable from time to time. The term of the facility extends until November 1, 2007 and may be subsequently renewed for sucessive one-year periods. In addition, the Amended Loan Agreement provides for a temporary over-advance facility under which the Company will have the right to borrow up to $30 million through December 31, 2004, regardless of the amount of collateral.

          Amounts outstanding under the Amended Loan Agreement will bear interest at a floating rate equal to the prime rate or, at the Company’s option, a LIBOR rate plus a pre-determined margin. The LIBOR margin will be 1.50% to 3.00%, depending on the Company’s level of availability from time to time, except that the LIBOR margin for over-advances will be 4%. The Amended Loan Agreement contains various covenants, which include, limitations on the Company’s annual capital expenditures, maintenance of certain levels of excess collateral and a prohibition on the payment of dividends. Credit extended under the Amended Loan Agreement is secured by a first priority security interest in substantially all the assets of the Company and its subsidiaries, other than assets in Canada and assets owned by the Company’s subsidiaries that were formed in connection with the pending acquisition of the Disney Stores business in North America. The Company expects to use borrowings under the Amended Loan Agreement for working capital purposes and to satisfy a portion of its payment obligations in connection with the pending acquisition of the Disney Stores business in North Amercia.

          As of November 5, 2004, the Company had no borrowings under the Amended Loan Agreement and had outstanding letters of credit of $53.0 million.

Item 2.03 Creation of a Direct Financial Obligation

          See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

          (a) Financial statements of business acquired: Not applicable

          (b) Pro forma financial statements: Not applicable

          (c) Exhibits: Not applicable

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signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Seth L. Udasin Name: Seth L. Udasin Title: Vice President and Chief Financial Officer

Dated: November 9, 2004